Exhibit 99.2

The Explosive Growth of the Creator Economy and Amaze.co’s Role in Empowering Monetization

August 14, 2025

Dear Shareholders,

Over the past few years, the creator economy has become one of the fastest-growing sectors in the global digital landscape. At Amaze, we are entering an unprecedented era of innovation and opportunity. The future of the creator economy is now. With billions of people consuming content online and a new wave of entrepreneurs emerging on social media platforms like YouTube, Instagram, TikTok, Roblox, Twitch, Parler, and others, creators now have the ability to monetize their content like never before. We are committed to fueling this growth. Through Amaze’s integrated commerce platform, we simplify the process for creators to unlock new revenue streams and accelerate their success. We have already done a lot of the work by integrating with most of today’s leading social platforms. Let’s talk about what comes next.

Since January 1, 2025, we have had over 487,000 new creators join our platform. Meanwhile, our quarterly fan base has grown over 20% sequentially to approximately 40.7 million. We were able to achieve this growth while also carefully managing our expenses, which include many one-time costs associated with the reverse merger that allowed us to become a publicly traded company with greater access to growth capital.

As we enter Q3 with an improved liquidity position, we are well positioned to increase our sales and marketing spend to accelerate growth even faster. With an expected increase in the volume of new creators, combined with the large number of existing creators already on our platform, we expect to produce enormous amounts of relevant product content while also compiling highly informative data that will help us better inform our strategy. Providing more tools and more value to creators will allow us to continue ramping revenue while also expanding our margins as we leverage economies of scale across our business. ‘Liquidity at scale’ is our focus for the future, and it drives our decisions today.

We also are focused on increasing our market share through accretive creator acquisitions, many of which have helped us get to this point today. Our ability to push our creator acquisition systems and teams back to full throttle is a key element of our growth, accounting for much of our strong performance in the second quarter.

As the number of creators with e-commerce stores has grown and diversified, the number of fans have soared. Today, we have over 200 million known fans coming into our platform on a regular basis, and they continue to build community at an unprecedented pace. This flywheel of creator growth driving audience growth leading to patronage forms the basis of our business. We are in the midst of a massive tailwind that should drive growth for many years to come.

Looking ahead, we are going to spend the rest of this year enhancing the customer experience, perfecting recent additions like “Express Checkout” and “Stablecoin” global payments. Our operations and supply chain teams will continue to expand global integrations, and our product and engineering team will leverage our creator data and AI to enhance our sellers' performance. This new AI technology will be demonstrated for the first time this month.

The Rise of the Creator Economy

The growth of the creator economy has been nothing short of remarkable. By 2027, the global creator economy is estimated to be valued at over $450 billion according to a 2024 Goldman Sachs report. This expansion is occurring at a rapid pace, and we believe it has the potential to become a trillion dollar economy within the next decade. Recent studies have shown that over 300 million people worldwide consider themselves content creators, with more than 30 million earning a living from contention creation and other kinds of work. Millions of these content creators are small businesses, entrepreneurs, non-profits and even larger enterprises. It touches everyone for one main reason, the community building cost of the creator economy provides a better return on investment than paid media, search optimization, and long-term brand value. For the first time ever, creators with small, but dedicated followings can now generate substantial income through platforms like Amaze, Pulse, Spotter, Patreon and Influential, which help creators monetize everything from merchandise to licensing deals, brand partnerships, and subscription-based models. These platforms, and others like them, have made it clear: the creator economy is no longer the domain of the top 1% of influencers; it is a vast, accessible, and highly profitable ecosystem for creators of all sizes.

Unlocking New Revenue Streams for Smaller Creators

At Amaze, we believe that the true potential of the creator economy lies in empowering the massive community of creators with less than one million followers. Historically, the most significant monetization opportunities have been concentrated among creators with large, mainstream audiences. However, as the creator economy matures, we are seeing a shift: creators with smaller, niche audiences are increasingly able to turn their content into revenue streams. By building stronger connections with smaller, more unique audiences, these creators can more effectively monetize through platforms that offer more personalized services, allowing them to build deeper relationships with their audience and, ultimately, generate higher earnings.

Over 13 million of these creators have signed up and used Amaze technology since our initial launch. And thousands of brands of all sizes have also started working with Amaze not only for the benefits of our technology and all of our integrations, but because they can now reach these creators at scale. Fans have responded by showing major traffic increases to our platform as they look for ways to engage with the content and creators they support. Today, our creators operate at a 27% blended margin across all products sold through the Amaze platform, substantially better than what most other platforms pay for affiliate promotion or revenue share deals such as what they might get from Amazon. We have such compelling creator economics because we relentlessly focus on supply chain optimization and strategic integrations. Our data allows us to know what products creators want to sell and what products fans want to buy, saving us the trouble of trying to figure it out on our own.

When you consider the major players in e-commerce like Amazon and Shopify, it’s easy to forget that Amaze has only been around for just a few years. In such a short amount of time, we’ve already achieved considerable scale, but that scale requires investment to build out the support systems needed to monetize this massive audience and build continued loyalty.

Creators are choosing our platform to leverage advanced features such as direct fan monetization, subscription models, and custom-branded experiences. These tools allow creators to easily diversify their income beyond traditional ad revenue, tapping into new sources of income like exclusive content, merchandise, and even virtual experiences. For a creator with 100,000 to 500,000 followers, these new revenue streams can drive a dramatic increase in income. One example is creator and Lord of the Rings superfan Don Marshall, who sold 1,871 units of his 2025 annual calendar in just 14 days, generating $75,000 in revenue. He’s now preselling his 2026 calendar with incredible early results and over 1,000 units already sold. It’s a powerful demonstration of the revenue potential Amaze unlocks for creators ready to scale their brands. With proper tools and infrastructure in place through Amaze, smaller creators now have the same opportunities as larger influencers to grow their personal brands and scale their revenue streams.

Data-Backed Growth: Comparing to Industry Giants

Looking at the performance of companies that have pioneered this space, we see a clear pattern of growth. Shopify has enabled over 3.9 million merchants to sell products globally, with creators leading the charge in growing e-commerce businesses. In 2024 alone, Shopify merchants generated over $100 billion in sales, with a growing share coming from creators under one million followers. Spotter, which offers financing options for creators to invest in their back catalogs, has helped creators access tens of millions of dollars in untapped revenue, with mid-sized creators seeing a 30–40% increase in income after working with the platform. Similarly, Viral Nation’s brand deals have exploded in recent years, seeing a 25–50% increase in annual revenue through strategic brand partnerships for creators with under one million followers.

These platforms have proven that the real value in the creator economy extends far beyond the mega-influencers. Small to mid-tier creators now have access to the tools and opportunities they need to scale their personal brands and generate significant income. Amaze is perfectly positioned to capitalize on this trend by offering easy-to-use tools that help creators maximize their earning potential.

Amaze: Driving Innovation and Empowering Creators

We are building a future where every creator, regardless of their follower count, has the opportunity to thrive. Our platform is designed to be scalable, intuitive, and adaptable to the unique needs of creators across various industries. By providing a seamless, all-in-one suite of tools that allow creators to monetize their work more effectively, we are laying the foundation for the next generation of online entrepreneurship.

To track our progress, we’ll be providing a select list of key performance indicators (KPIs) outside of our standard financial reporting metrics on a periodic basis. We believe these metrics help tell the unique story of our business fundamentals while also providing a benchmark for similar business in related industries.

Q2 2025

●	Gross Merchandise Value (GMV): $3.8 million
●	Average Order Value (AOV): $50.00 (1H 2025)
○	We expect this metric to grow as we perfect shipping systems to lower the cost of freight consolidation
●	U.S. Conversion Rate: .41% of all traffic
○	We expect this metric to improve as we add more AI to the check out process and build more repeat sales infrastructure
●	Creator Life Time Value (LTV): $200.00
○	We are seeing large increases with some of the new integrations like Linktree and others
●	Total Active Creators with Stores: Over 12 million
●	Total Number of Active Visitors: Over 200 million

Our commitment to the smaller creator segment is evident in the data above, and we know there is a huge growth opportunity globally to increase our active creator base. Integrations with core partners like Adobe and Picsart bring new creators to our platform that can quickly learn to monetize with Amaze. As creators with fewer than one million followers continue to rise in prominence and earnings potential, we see our platform playing a pivotal role in shaping their success. With advanced monetization strategies and real-time analytics, creators are empowered to make smarter, data-driven decisions that drive their income, all while maintaining control over their brand. Going forward, we plan to build out more solutions like tokens, financing, brand and affiliate deals, and more, in an effort to continually expand revenue growth opportunities for creators.

Looking to the next few quarters, we expect to build on the base provided by our Q2 performance, both at the top and bottom line. More specifically, we foresee revenue continuing to ramp sequentially in Q3 as well as into Q4, the latter being our historically strongest selling period. The material topline increases, combined with organizational efficiencies, should enable us to turn a temporary profit in Q4 2025/Q1 2026.

This dual focus on growth and sustainable profitability long term is a very managed strategy, and we plan to be judicious with our capital while ensuring that we remain ahead in a growth-oriented industry. Now that we have our first full quarter behind us as a public company, we plan to continue providing periodic updates on our progress through a variety of channels, so be sure to stay tuned.

Conclusion: The Future of the Creator Economy

The future of the creator economy is bright, and companies like Amaze.co are at the heart of this transformation. As we continue to innovate and build solutions that drive revenue growth for creators of all sizes, we are confident that we are well-positioned to be a key player in this rapidly expanding market.

In the coming months, we are excited to roll out new features that will further support the growth of these creators. We are grateful for your continued support as we embark on this exciting journey, and we look forward to sharing our progress with you in the months ahead.

Thank you for your trust and partnership.

Warm regards,
Aaron Day

Chairman & CEO

Amaze.co

Forward-Looking Statements

This shareholder letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our Q3 2025 and Q4 2025/Q1 2026 financial outlook, strategies, initiatives, growth, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “outlook,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.